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                                                                     EXHIBIT 4.1





























                          FORM OF UNDERWRITER"S WARRANT





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THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH
OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, OR UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.


                                     WARRANT
          For the Purchase of Common Stock, Par Value $0.0001 per Share
                                       of
                      INTERNATIONAL MONETARY SYSTEMS, LTD.
             (Incorporated Under the Laws of the State of Wisconsin)

                Void after 5:00 P.M., Milwaukee time, on ___________, _________

No.________                                                  Warrant to Purchase
                                                             __________ Shares

     THIS IS TO CERTIFY, that, for value received, J.E. Liss & Company, Inc. ("Underwriter"), or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or after ____________, ______ and at any time prior to 5:00 P.M., Milwaukee Time, on ________, ________, but not thereafter, to purchase the number of shares set forth above ("Shares") of common stock ("Common Stock"), of International Monetary Systems, Ltd., a Wisconsin corporation ("Company"), from the Company upon payment to the Company of $__________ per share ("Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased. This Warrant is one of a class of warrants ("Warrants") initially exercisable for the purchase an aggregate of 100,000 shares of Common Stock of the Company.

                                    ARTICLE I
                              TERMS OF THE WARRANT

     Section 1.01. Subject to the provisions of Sections 1.05 and 3.01 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., Milwaukee time, on _________, ________ ("Exercise Commencement Date"), but no later than 5:00 P.M., Milwaukee time, on _________, ______ ("Expiration Time"). If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

     Section 1.02. (1) The holder of this Warrant ("Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its office in Milwaukee, Wisconsin, together with the full Purchase Price for each Share to be purchased pursuant hereto in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth herein.

     (2) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its permitted nominee.

     (3) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.



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     (4) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

     Section 1.03. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged at said office. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

     Section 1.04. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 1.05. For one (1) year following the date hereof, this Warrant may not be sold, hypothecated, exercised, assigned or transferred, except to individuals who are officers of the Underwriter or any successor to its business or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with the Securities Act of 1933 and applicable state securities laws.

     Section 1.06. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

     Section 1.07. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) the Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) there shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

     (d) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

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then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

     Section 1.08. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company.

     Section 1.09. (1) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise hereof sufficient authorized Shares to permit the exercise in full of this Warrant.

     (2) Prior to the issuance of any Shares upon exercise of this Warrant, the Company shall secure the listing of such Shares upon any securities exchange or automated quotation system upon which the shares of the Company's Common Stock are listed for trading.

     (3) The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

                                   ARTICLE II
                        ADJUSTMENT OF PURCHASE PRICE AND
                   NUMBER OF SHARES PURCHASABLE UPON EXERCISE

     Section 2.01. In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason such recapitalization, and of the Purchase Price, per share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.01, a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

     Section 2.02. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger

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or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

     Section 2.03. Subject to the provisions of Section 2.04, below, in case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, declare to make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant and purchase of any or all of the Shares of Common Stock subject hereto, to receive the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to the Holder had he been the holder of such Shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

     Section 2.04. Except as otherwise provided in Section 2.02, above, in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

     Section 2.05. Any adjustment pursuant to the provisions of this Article II shall be made on the basis of the number of Shares of Common Stock which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price per share in effect immediately prior to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price per share and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

     Section 2.06. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.06, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives the Holder's right to receive a certificate for any fraction of a Share upon exercise hereof.

     Section 2.07. The form of Warrant need not be changed or modified because of any change pursuant to this Article II in the Purchase Price or in the number of Shares purchasable upon the exercise of a Warrant, and Common Stock Purchase Warrants issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in the Warrants as initially issued.

                                   ARTICLE III
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

     Section 3.01. This Warrant and the Shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended ("Act"), on Form SB-2, SEC File No. 333-48527 ("Registration Statement"). Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

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          The shares represented by this certificate have been registered under the Securities Act of 1933, as amended, solely for sale to the holder of a warrant to purchase, which holder may be deemed to be an underwriter of such shares within the provisions and for purposes only of the Securities Act of 1933, as amended. The issuer of these shares will agree to a transfer hereof only if (1) an amended or supplemented prospectus setting forth the terms of the offer has been filed as part of a post-effective amendment to the Registration Statement under which these shares are registered or as part of a new registration statement, if then required, and such post-effective amendment or new registration statement has become effective under the Securities Act of 1933, as amended, or (2) counsel to the issuer is satisfied that no such post-effective amendment or new registration statement is required.

     The Company agrees that it shall be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the staff of the Securities and Exchange Commission ("Commission") stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no post-effective amendment to the Registration Statement under which such shares are registered or new registration statement is required to be filed.

     Section 3.02. If, at any time during the period commencing one (1) year from the date hereof and expiring five (5) years after the date hereof, the Company proposes to register any of its securities under the Act, it will give written notice, at least thirty (30) days prior to the filing of each such registration statement, to the Holder and to all other holders of the Warrants and/or the Shares of its intention to do so. If the Holder or other holders of the Warrants and/or Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include their Warrants or Shares in such proposed registration statement, the Company shall afford the Holder and/or such holders of the Warrants and/or Shares the opportunity to have their Warrants or Shares registered under such registration statement.

     Notwithstanding the provisions of this Section 3.02, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 3.02 (irrespective of whether a written request for inclusion of Warrants or Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     Section 3.03. (a) At any time during the period commencing one (1) year from the date of this Warrant, and expiring five (5) years from the date hereof, a majority of the Warrants and/or the Shares shall have the right (which right is in addition to the registration rights under Section 3.02 hereof), as long as current audited financial statements of the Company are available, to request, one (1) time only, that the Company, upon written notice to it, prepare and file with the Commission a post-effective amendment to the Registration Statement or a new registration statement, if then required, and such other documents, including an amended or supplemented prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holder, in order to comply with the provisions of the Act, so as to permit a public offering and sale for nine (9) consecutive months of the Warrants and/or the Shares by such Holders and any other holders notifying the Company within five (5) days after receiving notice from the Company of such request.

     (b) In addition to the registration rights under Section 3.02 and subsection (a) of this Section 3.03 and as long as current audited financial statements of the Company are available, any holder(s) of the Warrants and/or the Shares shall have the right, as long as current audited financial statements are available, to request that the Company during the period commencing one (1) year from the date hereof and ending five (5) years from the date hereof, prepare and file with the Commission a post-effective amendment to the Registration Statement or a new registration statement, if then required, so as to permit a public offering and sale for nine (9) consecutive months of its or his Shares; provided, however, that the provisions of Section 3.04(b) hereof shall not apply to such registration request and registration and all costs incident thereto shall be at the expense of the Holder and other holders making such request.

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     (c) The Company covenants and agrees to give written notice of any registration request under this Section 3.03 by any holder or holders to all other registered holders of the Warrants and Shares within ten (10) days from the date of the receipt of any such registration request.

     Section 3.04. In connection with any registration under Section 3.02 or
3.03 hereof, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs, fees and expenses in connection with all post-effective amendments or new registration statements under Section 3.02 and Section 3.03(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Company shall not pay for any of the following costs, fees or expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions and (iv) fees and expenses of counsel and accountants for the holders of the Warrants and/or Shares. The Company shall not be required to bear the incremental cost of any registration arising from the exercise of the demand registration rights provided in Section 3.03(a) hereof which together with (i) the underwriting discounts, managing underwriter's fee and expense reimbursement paid or incurred in connection with the offering of securities pursuant to the Registration Statement and (ii) an amount equal to 20% of the initial public offering price of the securities offered pursuant to the Registration Statement multiplied by the Warrants covered hereby, exceed 15% of the aggregate proceeds to be now and hereinafter derived from the sale of the securities registered pursuant to the Registration Statement.

     (c) The Company will take all necessary action which may be required in qualifying or registering the Warrants and/or the Shares included in a post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such Warrants and/or Shares, provided that the Company shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (d) The Holder shall be entitled to pay the Purchase Price for the Shares purchasable upon the exercise of this Warrant out of the proceeds of any concurrent sale of the Shares purchasable upon its exercise.

     Section 3.05. (a) The Company shall indemnify and hold harmless each person registering securities pursuant to this Article III ("Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Warrants or Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of Section 3.04, above, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of such Act; provided, however, that the indemnity agreement by the Company set forth in this Section 3.05 with respect to any prospectus which shall be subsequently amended prior to the written confirmation of the sale of any Warrants or Shares shall not inure to the benefit of any Seller or underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased such Warrants or Shares which are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended to such person at or prior to the written confirmation of the sale of such Warrants or Shares to such person and if such amended prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage or liability.

     (b) Each Seller which avails itself of the procedures under Article III shall indemnify and secure the agreement of any underwriter which the Seller employs to indemnify the Company, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the

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Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of Section 3.04 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or underwriter expressly for use therein.

     Section 3.06. The agreements in this Article III shall continue in effect regardless of the exercise and surrender of this Warrant.

                                   ARTICLE IV
                                  OTHER MATTERS

     Section 4.01. The Company will from time to time promptly pay, subject to the provisions of subparagraph (4) of Section 1.02 hereof, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of this Warrant or the Shares purchasable upon the exercise of this Warrant.

     Section 4.02. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder. The covenants and provisions of this Warrant shall be waived or amended only by the written agreement of the Company and the Holder.

         Section 4.03. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Wisconsin.

     Section 4.04. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

                               International Monetary Systems, Ltd.
                               16901 West Glendale Drive
                               New Berlin, Wisconsin  53151

     Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

     Section 4.05. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

     Section 4.06. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as
of the          day of        , 200          .
       --------        ------        --------
                                            INTERNATIONAL MONETARY SYSTEMS, LTD.

Attest:

                                   By:
-----------------------------         ------------------------------------------
                    Secretary                                         President


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                      INTERNATIONAL MONETARY SYSTEMS, LTD.

                                   ASSIGNMENT

               (To be executed by the registered holder to effect
                      a transfer of the foregoing Warrant)

         FOR VALUE RECEIVED, __________________________________________________
hereby sells, assigns and transfers unto_______________________________________
the within Warrant and all of the rights represented thereby, and does hereby irrevocably constitute and appoint ___________________________________________,
Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:




                                         _______________________________________
                                                   (Signature of Holder)



Signature guaranteed:





_____________________________








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                      INTERNATIONAL MONETARY SYSTEMS, LTD.

                                SUBSCRIPTION FORM

              (To be executed by the registered holder to exercise the right to purchase Common Stock evidenced by the foregoing Warrant)



International Monetary Systems, Ltd.
16901 West Glendale Drive
New Berlin, Wisconsin  53151

     The undersigned hereby irrevocably subscribes for the purchase of shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such shares of Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

     The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either
(a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed by Heartland Wisconsin Corp. ("Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, and such offer, sale transfer or other disposition is registered or qualified under applicable state securities laws, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act and applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and
(1)(b), above, have been satisfied; and (3) the Company may affix the legend set forth in Section 3.01 of this Warrant to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.


Dated:

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                                                    (Signature of Holder)



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                                                      (Address of Holder)

Signature guaranteed:




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